UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2010

Tompkins Financial Corporation

(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York		14851

(Address of Principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

          On January 27, 2010, the Company issued a press release announcing its earnings for the calendar quarter ended December 31, 2009. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

          On January 27, 2010, the Company issued a press release announcing that its Board of Directors approved payment of a regular quarterly cash dividend of $0.34 per share, payable on February 15, 2010, to common shareholders of record on February 5, 2010, and also announcing that the Board approved the payment of a 10% stock dividend payable on February 15, 2010, to common shareholders of record on February 5, 2010. New shares issued as a result of the 10% stock dividend will be eligible for future cash dividends declared and paid after February 15, 2010. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release of Tompkins Financial Corporation dated January 27, 2010
	99.2	Press Release of Tompkins Financial Corporation dated January 27, 2010

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: January 29, 2010	By:	/s/ FRANCIS M. FETSKO

Francis M. Fetsko
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT DESCRIPTION	PAGE

99.1	Press Release of Tompkins Financial Corporation dated January 27, 2010
99.2	Press Release of Tompkins Financial Corporation dated January 27, 2010